EXHIBIT 10.2

AMENDED AND RESTATED
DISTRIBUTION REINVESTMENT PLAN

Behringer Harvard Opportunity REIT I, Inc.

Effective as of April 5, 2006

Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (the “Company”), has adopted this amended and restated distribution reinvestment plan (the “Plan”), administered by the Company or an unaffiliated third-party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.             Election to Participate.  Any purchaser of shares of common stock of the Company, par value $.0001 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares.  Any stockholder who has not previously elected to participate in the Plan, and subject to Section 10(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates, including but not limited to Behringer Harvard REIT I, Behringer Harvard Short-Term Opportunity Fund I LP and the Behringer Harvard Mid-Term Value Enhancement Fund I LP (“Affiliated Programs”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be required by the Administrator.  Participants generally are required to have the full amount of their cash distributions (other than “Designated Special Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan.  However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2.             Distribution Reinvestment Plan.  The Administrator will receive all cash distributions (other than “Designated Special Distributions” as defined below) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”).  Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten days prior to the last day of the month to which such Distribution relates.  Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the month following such election, and the election will apply to all Distributions attributable to such month and to all months thereafter.  As used in this Plan, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of the Company or board or general partner of an Affiliated Program, as applicable.

3.             General Terms of Plan Investments.  The Administrator will apply all Distributions subject to this Plan, as follows:

(a)           Prior to the termination of the Company’s initial public offering of the Shares reserved for issuance under the Plan pursuant to the Company’s prospectus dated September 20, 2005, as thereafter amended or supplemented (the “Initial Offering”), the Administrator will invest Distributions in Shares at a price of $9.50 per Share regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid.

(b)           After termination of the Initial Offering, the Administrator will invest Distributions in Shares that may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”) or (ii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a national stock exchange or the Nasdaq National Market System (if listed) (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan.  Shares purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution will be utilized for purposes of determining the purchase price for Shares purchased under the Plan on such investment date; however, in no event will the purchase price for Shares purchased under the Plan be less than 95% of the market price for Shares on the investment date.  Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering.  If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available.  However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price.  Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

(c)           If a Participant designates in writing that such Participant’s broker who made the initial sale of Securities to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 1% of value of the Shares purchased under the Plan (reduced commission rates will apply as set forth in paragraph (a) above).  No dealer manager fee will be paid for Shares purchased pursuant to the Plan.  Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan.  In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases.  If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant’s broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

(d)           For each Participant, the Administrator will maintain an account which shall reflect for each month the Distributions received by the Administrator on behalf of such Participant.  A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e)           Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan.  If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator will be distributed to the Participants.  Any interest earned on such accounts will be paid to the Company and is and will become the property of the Company.

(f)            Fractional Shares, computed to four decimal places, shall be purchased for each Participant account, if applicable.  The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

4.             Distribution of Funds.  In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Securities owned by Participants and any additional payments received from Participants pursuant to the Company’s automatic payment plan.

5.             Absence of Liability.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested.  Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.             Suitability.

(a)           Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Securities.

(b)           For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Securities.

7.             Reports to Participants.  Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan.  Each statement shall also advise the Participant that, in accordance with Paragraph 6(a) hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate.  Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.             No Drawing.  No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.             Taxes.  Taxable Participants may incur a tax liability for Company Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

10.           Reinvestment in Subsequent Programs.  (a)  After the termination of the Initial Offering, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”).  If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i)            prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii)           a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii)          the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv)          the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v)           the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b)           The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Prior Program”) to become a “Participant.”  If the

Company makes such an election, such Participants may invest distributions received from the Prior Program in Shares through this Plan, if the following conditions are satisfied:

(i)            Prior to the time of such reinvestment, such Participant has received the final prospectus and supplements thereto offering the Shares;

(ii)           A registration statement covering the Shares has been declared effective under the Securities Act of 1933, as amended;

(iii)          The offering and sale of the Shares are qualified for sale under the applicable state securities laws;

(iv)          The Participant executes the subscription agreement included with the Company’s prospectus; and

(v)           The participant qualifies under applicable investor suitability standards as contained in the Company’s prospectus.

11.           Termination.

(a)           A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator.  To be effective for any Distribution, such notice must be received by the Administrator at least ten days prior to the last day of the month to which such Distribution relates.

(b)           Prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the Nasdaq National Market System, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c)           The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.

(d)           After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares.  Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

12.           State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

13.           Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, or such other address as may be specified by the Administrator by written notice to all Participants.  Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator.  Each Participant shall notify the Administrator promptly in writing of any change of address.

14.           Amendment.  The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice to each Participant at least 30 days prior to the effective date of the amendment or supplement.  Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

15.           Governing Law.  THIS PLAN AND PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

16.           Participation by Limited Partners of Behringer Harvard Opportunity OP I, LP.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Behringer Harvard Opportunity OP I, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.